Exhibit 10.6

Luca Employee Proprietary Information and Inventions Agreement

EMPLOYEE PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

This Employee Proprietary Information and Inventions Agreement (“Agreement”) is made in consideration for my employment or continued employment by LUCA TECHNOLOGIES INC. or its subsidiaries or affiliates (the “Company”), a Delaware C Corporation, with offices at 500 Corporate Circle, Unit C, Golden, Colorado 80401 and the compensation now and hereafter paid to me. I hereby agree as follows:

First Day of Employment:	____
Employee:	Name: Address:

1.	NONDISCLOSURE.

1.1 Recognition of Company’s Rights; Nondisclosure. At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company’s Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I will obtain Company’s written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at Company and/or incorporates any Proprietary Information. I recognize that all Proprietary Information shall be the sole property of the Company and its assigns.

1.2 Proprietary Information. The term “Proprietary Information” shall mean any and all confidential and/or proprietary knowledge, data or information of the Company or of Luca Technologies, Inc. (“Luca”). By way of illustration but not limitation, Proprietary Information includes: (a) trade secrets, inventions, ideas, processes, formulas, software (including source and object codes), data, programs, instructions, technical information, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques of the Company or Luca (hereinafter collectively referred to as “Inventions”); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers of the Company or Luca; and (c) information regarding the skills and compensation of other employees of the Company or Luca. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry that is not gained as result of a breach of this Agreement, and my own skill, knowledge, know-how and experience to whatever extent and in whichever way I wish.

1.3 Third Party Information. I understand that the Company has received and in the future will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

1.4 No Improper Use of Information of Prior Employers and Others. During my employment by the Company, I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person; provided however, if I was formerly employed by Luca, I may use and disclose such confidential information, trade secrets, unpublished documents or other property which belonged to Luca to Company personnel as required in connection with my work for the Company, subject to the terms and conditions herein. I will use in the performance of my duties only information that is generally known and used by persons with training and experience comparable to my own, that is common knowledge in the industry or otherwise legally in the public domain, or that is otherwise provided or developed by the Company or that was provided or developed by Luca.

2.	ASSIGNMENT OF INVENTIONS.

2.1 Proprietary Rights. The term “Proprietary Rights” shall mean all trade secret, patent, copyright, trademark and other intellectual property rights throughout the world.

Luca Employee Proprietary Information and Inventions Agreement

2.2 Prior Inventions. Inventions, if any, that I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement of my employment with the Company, except for any Inventions which I made during my employment with Luca, and which have been assigned by Luca to the Company. To preclude any possible uncertainty, I have set forth on Exhibit A (Previous Inventions), attached hereto, a complete list of all Inventions that I, alone or jointly with others, have conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as “Prior Inventions”). If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that invention in the space provided on Exhibit A. If no such disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with the Company, subject to Company’s prior written consent, I incorporate a Prior Invention into a Company product, process or machine, I hereby grant to the Company a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, use, sell, reproduce, create derivative works of, distribute, perform and display such Prior Inventions, in any form and for any purpose.

2.3 Assignment of Inventions. Subject to Sections 2.4, and 2.6, I hereby irrevocably assign and agree to irrevocably assign to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) made, conceived, reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this Section 2, are hereinafter referred to as “Company Inventions.”

2.4 Nonassignable Inventions. I recognize that, in the event of a specifically applicable state law, regulation, rule, or public policy (“Specific Inventions Law”), this Agreement will not be deemed to require assignment of any invention which qualifies fully for protection under a Specific Inventions Law by virtue of the fact that any such invention was, for example, developed entirely on my own time without using the Company’s equipment, supplies, facilities, or trade secrets and neither related to the Company’s actual or anticipated business, research or development, nor resulted from work performed by me for the Company. In the absence of a Specific Inventions Law, the preceding sentence will not apply.

2.5 Obligation to Keep Company Informed. During the period of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under the provisions of a Specific Inventions Law and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under a Specific Inventions Law.

2.6 Government or Third Party. I also agree to assign all my right, title and interest in and to any particular Invention to a third party, including without limitation the United States, as directed by the Company.

2.7 Works for Hire. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are “works made for hire,” pursuant to United States Copyright Act (17 U.S.C., Section 101), and for the Company’s exclusive benefit.

2.8 Enforcement of Proprietary Rights. I will assist the Company in every proper way to obtain, and from time to time enforce, Proprietary Rights relating to Company Inventions in any and all countries. To that end, I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company’s request on such assistance.

In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

Luca Employee Proprietary Information and Inventions Agreement

3. RECORDS. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

4. NO CONFLICTING OBLIGATION. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

5. RETURN OF COMPANY MATERIALS. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information. I further agree that any property situated on the Company’s premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.

6. LEGAL AND EQUITABLE REMEDIES. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

7. NOTICES. All notices or reports permitted or required under this Agreement shall be in writing, delivered by personal delivery, electronic mail, facsimile transmission or by certified or registered mail, return receipt requested, and shall be deemed given upon personal delivery, five (5) days after deposit in the mail, or upon acknowledgment of receipt of electronic transmission. Notices shall be sent to the addresses set forth at the beginning of this Agreement or such other address as either party may specify in writing.

8. NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

9.	GENERAL PROVISIONS.

9.1 Governing Law; Consent to Personal Jurisdiction and Exclusive Forum. This Agreement shall be governed by the laws of the State of Colorado without regard to any conflicts of law principles. Any action or proceeding arising from or relating to this Agreement must be brought in, and I hereby expressly consent to the personal jurisdiction of, the federal courts located in the State of Colorado, and the state courts located in the City and County of Denver, Colorado.

9.2 Severability. In the event that any provision of this Agreement shall be determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect.

9.3 Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

9.4 Survival. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

9.5 Employment. I agree and understand that my employment is at-will which means I or the Company each have the right to terminate my employment at will, with or without advanced notice and with or without cause. I further agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company’s right to terminate my employment at any time, with or without cause.

9.6 Waiver. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

9.7 Entire Agreement. The obligations pursuant to Sections 1 and 2 and Sections 4, 5, 6 and 9 of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

This Agreement shall be effective as of the first day of my employment with the Company, namely: March 22, 2011.

Luca Employee Proprietary Information and Inventions Agreement

I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT A TO THIS AGREEMENT.

Dated:

Signature

Printed Name

ACCEPTED AND AGREED TO:
LUCA TECHNOLOGIES INC.

By:
Name:
Title:

Luca Employee Proprietary Information and Inventions Agreement

EXHIBIT A

TO:	Luca Technologies Inc.
FROM:
DATE:
SUBJECT:	Previous Inventions

1. Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by Luca Technologies Inc. (the “Company”) that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

☐	No inventions or improvements.

☐	See below:

☐	Additional sheets attached.

2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

	Invention or Improvement	Party(ies)	Relationship

1.

2.

3.

☐	Additional sheets attached.